Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: The Northern Trust Company

Subcustodian Name	City	Country
Citibank NA	Buenos Aires	Argentina
HSBC Bank Australia Limited	Sydney	Australia
UniCredit Bank Austria A.G	Vienna	Austria
HSBC Bank Middle East Limited	Manama	Bahrain
Standard Chartered Bank	Dhaka	Bangladesh
ING Belgium SA/NV	Brussels	Belgium
The Bank of Bermuda Limited	Hamilton	Bermuda
Raiffeisenzentralbank Osterreich AG	Vienna	Bosnia and Herzegovina
Barclays Bank of Botswana Limited	Gaborone	Botswana
Citibank NA	Sao Paulo	Brazil
ING Bank NV	Sofia	Bulgaria
The Northern Trust Company	Toronto	Canada
Banco de Chile	Santiago	Chile
HSBC Bank (China) Company Limited	Shanghai	China A Share
HSBC Bank (China) Company Limited	Shanghai	China B Share
Cititrust Colombia	Bogota	Colombia
Bank Austria Creditanstalt AG	Vienna	Croatia
Citibank International plc	Athens	Cyprus
UniCredit Bank Czech Republic a.s.	Prague	Czech Republic
Nordea Bank Danmark A/S	Taastrup	Denmark
Citibank NA	Cairo	Egypt
Swedbank AS	Tallinn	Estonia
Nordea Bank Finland PLC	Helsinki	Finland
BNP Paribas Securities Services SA	Paris	France
Deutsche Bank AG	Main office: Frankfurt am Main Domestic Custody Services: Eschborn	Germany
Barclays Bank of Ghana Limited	Accra	Ghana
Citibank International PLC	Athens	Greece
The Hongkong & Shanghai Banking Corporation Limited	Kowloon	Hong Kong
UniCredit Bank Hungary Zrt	Budapest	Hungary
NBI hf	Reykjavik	Iceland
Citibank NA	Mumbai	India
Standard Chartered Bank	Jakarta	Indonesia
The Northern Trust Company, London	London	Ireland
Bank Leumi Le-Israel BM	Tel-Aviv	Israel
BNP Paribas Securities Services	Milan	Italy
The Hongkong & Shanghai Banking Corporation Limited	Tokyo	Japan
HSBC Bank Middle East Limited	Amman	Jordan
HSBC Bank Kazakhstan JSC	Almaty	Kazakhstan
Barclays Bank of Kenya Limited	Nairobi	Kenya
HSBC Bank Middle East Limited	Kuwait City	Kuwait
Swedbank AS	Riga	Latvia
HSBC Bank Middle East Limited	Beirut	Lebanon
SEB Bankas	Vilnius	Lithuania
ING Belgium SA/NV	Brussels	Luxembourg
HSBC Bank Malaysia Berhad	Kuala Lumpur	Malaysia
HSBC Bank Malta PLC	Valletta	Malta
The Hongkong & Shanghai Banking Corporation Limited	Port Louis	Mauritius
Banco Nacional de Mexico SA	Colonia Santa Fe	Mexico
Attijariwafa Bank	Casablanca	Morocco
Standard Bank Namibia Limited	Windhoek	Namibia
Fortis Bank (Nederland) NV	Amsterdam	Netherlands
Australia and New Zealand Banking Group Limited	Wellington	New Zealand
Stanbic IBTC Bank Plc	Lagos	Nigeria
Nordea Bank Norge ASA	Oslo	Norway
HSBC Bank Middle East Limited	Muscat	Oman
Citibank NA	Karachi	Pakistan
HSBC Bank Middle East Limited	Ramallah	Palestine
Citibank del Peru SA	Lima	Peru
The Hongkong & Shanghai Banking Corporation Limited	Manila	Philippines
Bank Polska Kasa Opieki SA	Warsaw	Poland
Banco Santander de Negocios Portugal	Lisbon	Portugal
HSBC Bank Middle East Limited	Doha	Qatar
The Hongkong & Shanghai Banking Corporation Limited	Seoul	Republic of Korea
ING Bank NV	Bucharest	Romania
ING Bank (Eurasia) ZAO	Moscow	Russia
Saudi British Bank Securities Limited	Riyadh	Saudi Arabia
UniCredit Bank Serbia JSC	Belgrade	Serbia
DBS Bank Limited	Singapore	Singapore
ING Bank NV Bratislava Branch	Bratislava	Slovak Republic
UniCredit Banka Slovenija d.d.	Ljubljana	Slovenia
Standard Bank of South Africa Limited	Johannesburg	South Africa
BNP Paribas Securities Services SA	Madrid	Spain
Standard Chartered Bank	Colombo	Sri Lanka
Standard Bank Swaziland Limited	Mbabane	Swaziland
Skandinaviska Enskilda Banken AB (Publ)	Stockholm	Sweden
UBS AG	Zurich	Switzerland
Bank of Taiwan	Taipei	Taiwan
Citibank NA	Bangkok	Thailand
Republic Bank	Port of Spain	Trinidad & Tobago
Banque Internationale Arabe de Tunisie	Tunis	Tunisia
Deutsche Bank AS	Istanbul	Turkey
Barclays Bank of Uganda Limited	Kampala	Uganda
The Northern Trust Company, London	London	UK
ING Bank Ukraine	Kiev	Ukraine
HSBC Bank Middle East Limited	Dubai	United Arab Emirates - ADX
HSBC Bank Middle East Limited	Dubai	United Arab Emirates - DFM
HSBC Bank Middle East Limited	Dubai	United Arab Emirates - NASDAQ Dubai
The Northern Trust Company	Chicago	United States
Banco Itau Uruguay SA	Montevideo	Uruguay
Citibank NA	Caracas	Venezuela
HSBC Bank (Vietnam) Ltd	Ho Chi Minh City	Vietnam
Barclays Bank of Zambia Limited	Lusaka	Zambia
Barclays Bank of Zimbabwe Limited	Harare	Zimbabwe